UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2011

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 10, 2011, ResMed Inc. (the “Company”) entered into a Credit Agreement with lenders, including Union Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, HSBC Bank USA, National Association, as Syndication Agent and Union Bank, N.A., HSBC Bank USA, National Association, Commonwealth Bank of Australia and Wells Fargo Bank, N.A. (the “Credit Agreement”), that provides for a $300 million three-year revolving credit facility (the “Credit Facility”), with an uncommitted option to increase the Credit Facility by an additional $100 million. The Credit Facility also includes a $10 million sublimit for letters of credit. The Credit Facility terminates on February 10, 2014, at which time all unpaid principal and interest under the loans must be repaid. The outstanding principal amount due under the Credit Facility will bear interest at a rate equal to, at the Company’s option, either (i) LIBOR plus 1.5% to 2.0% (depending on the applicable leverage ratio) or (ii) a base rate, as defined in the Credit Agreement, plus 0.5% to 1.0% (depending on the applicable leverage ratio). Commitment fees of 0.25% to 0.375% (depending on the applicable leverage ratio) apply on the unused portion of the Credit Facility. Upon execution of the Credit Agreement, a portion of the proceeds from the initial funding of the Credit Facility were used to repay the outstanding balance under the Company’s and its subsidiaries’ previously existing revolving credit facility with Union Bank, N.A., which was then terminated.

The obligations of the Company under the Credit Agreement are secured by (a) the corporate stock held by the Company in each of ResMed Corp. (“ResMed Corp.”), ResMed Motor Technologies Inc. (“ResMed Motor”) and ResMed Assembly US Inc., (“ResMed US”), and (b) up to 65% of the ownership interests held by the Company in ResMed EAP Holdings LLC (“ResMed EAP”) pursuant to a Pledge and Security Agreement. The obligations of the Company under the Credit Agreement are also guaranteed by each of ResMed Corp, ResMed US and ResMed Motor under an Unconditional Guaranty. The Credit Agreement contains customary covenants, including certain financial covenants and an obligation that the Company maintain certain financial ratios, including a maximum ratio of funded debt to EBITDA (each as defined in the Credit Agreement), an interest coverage ratio and a maximum amount of annual capital expenditures. The entire principal amount of the Credit Facility and any accrued but unpaid interest may be declared immediately due and payable in the event of the occurrence of an event of default as defined in the Credit Agreement. Events of default include failure to make payments when due, the occurrence of a default in the performance of any covenants in the Credit Agreement or related documents or certain changes of control of the Company, ResMed Corp., ResMed US, ResMed Motor, ResMed Limited, ResMed Holdings Ltd/LLC or ResMed EAP.

Copies of the Credit Agreement and related documents are attached as exhibits to this report, and the foregoing summary is qualified by reference to the full documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Credit Agreement, dated as of February 10, 2011, among the Company and Lenders, including Union Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, HSBC Bank USA, National Association, as Syndication Agent and Union Bank, N.A., HSBC Bank USA, National Association, Commonwealth Bank of Australia and Wells Fargo Bank, N.A.

Pledge and Security Agreement, dated as of February 10, 2011, by and between the Company, as Pledgor, and Union Bank, N.A., as Administrative Agent.

Unconditional Guaranty entered into as of February 10, 2011, by each of ResMed Corp., ResMed Assembly US Inc. and ResMed Motor Technologies Inc., in favor of Union Bank, N.A., as Administrative Agent.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: February 14, 2011	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Secretary, Global General Counsel and
Senior Vice President – Organizational Development